EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-138444) of our report dated March 31, 2008, relating to the financial statements of Cole Credit Property Trust II, Inc. and its subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
April 28, 2008